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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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COMPANY NAME                                                  PLACE OF INCORPORATION
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
Applied Graphics Technologies, Inc. ........................  Delaware
Agile Enterprise, Inc. .....................................  Delaware
Color Control, Inc. ........................................  Delaware
Devon Group, Inc. ..........................................  Delaware
  Black Dot Graphics, Inc. .................................  Illinois
     Typo-Graphics, Inc. ...................................  Florida
     ABD Group, Inc. .......................................  Illinois
     Orent GraphicArts, Inc. ...............................  Nebraska
     Ambrosi & Associates, Inc. ............................  Delaware
     Meridian Retail, Inc. .................................  Nebraska
     Taproot Interactive, Inc. .............................  Delaware
     Proof Positive/Farrowlyne Associates, Inc. ............  Delaware
     One 2 One, Inc. .......................................  Delaware
     West Coast Creative, Inc. .............................  California
     Retail Profit Solutions, Inc. .........................  Delaware
  Portal Publications, Ltd. ................................  Delaware
     The Winn Art Group, Ltd. ..............................  Washington
       Canadian Art Prints, Inc. ...........................  Canada
     Devon Publishing Limited...............................  United Kingdom
     Portal Aird Publications Pty., Ltd. ...................  Australia
Applied Graphics Technologies (UK) Limited..................  United Kingdom
  Wace Group Limited........................................  United Kingdom
     Wace UK Holdings Limited...............................  United Kingdom
       Wace Group Services Limited..........................  United Kingdom
     Gallions Estates Ltd. .................................  United Kingdom
     Wace Corporate Packaging Limited.......................  United Kingdom
     Wace Overseas Investments Limited......................  United Kingdom
       Reprographie Wace Group GmbH.........................  Germany
       Seven Worldwide Inc. ................................  Delaware
          WUSA Re, Inc. ....................................  Illinois
          R.E. Graphics, Inc. ..............................  Delaware
       Seven Worldwide Australia Pty Limited................  Australia
          Seven Sydney Pty Ltd..............................  Australia
     Seven Worldwide Limited................................  United Kingdom
          Wace (Wiltshire) Ltd..............................  United Kingdom
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